Exhibit 10.2

AMENDMENT TO CONSULTING AGREEMENT WITH TI CAPITAL MANAGEMENT

March 21, 2005

Mr. Ziad Ghandour

Principal

TI Capital Management

9200 Sunset Blvd

Penthouse 2

Los Angeles, CA 90069

Dear Ziad:

This Amendment No. 4 (the “Amendment”) to our Letter Agreement dated October 3, 2003 (“Letter Agreement”) between Syntroleum Corporation (“Syntroleum”) and TI Capital Management (“Consultant”), as amended by the Letter Agreements dated October 15, 2003, February 2, 2004 and October 24, 2004, is entered into effective March 21, 2005.

Syntroleum, Consultant and Mr. Ziad Ghandour (collectively, the “Parties”) hereby agree to amend the terms of the Letter Agreement as follows, provided that Section C below shall supplement and not replace Section C in the amendment to the Letter Agreement dated February 2, 2004:

A.	Term and Termination

The term of this Letter Agreement shall continue through September 30, 2007. Syntroleum may terminate this Letter Agreement on September 30, 2006 by providing written notice of termination to Consultant on or before September 1, 2006.

B.	Scope Items

Syntroleum engages Consultant for certain consulting services to include but not be limited to:

Scope Item 1.	Arranging meetings relating to and assisting in the negotiation of the execution of one or more agreements between Syntroleum and parties approved by Syntroleum;

Scope Item 2.	Syntroleum will have access to offices and facilities in Spain, Saudi Arabia, Qatar, and Syntroleum can have use the services of these offices including support staff and secretarial services; and

Scope Item 3.

Mr. Ziad Ghandour will have 1 senior and 1 junior employee dedicated to this project. Syntroleum can use their services in Europe and the Middle East. Those executives will be available to follow up on the above projects or any other project that Syntroleum may want to pursue in the region.

Additional Scope Items may be added in the future and will incorporate compensation terms to be agreed to by the Parties at that time.

C.	Common Stock and Warrants

Syntroleum will pay Mr. Ziad Ghandour upon the closing before March 21, 2006, or such later date as Syntroleum, in its sole discretion, may designate, of a venture to provide at least $40,000,000 from venture participants to secure rights to stranded gas fields with associated oil and other hydrocarbons (the “Stranded Gas Venture”), either (i) subject to stockholder approval in accordance with the requirements of the Nasdaq National Market, a number of shares (the “Shares”) of Syntroleum common stock, par value $0.01 per share (the “Common Stock”), equal to (A) 1% of the amount of funds committed to the Stranded Gas Venture by venture participants divided by (B) $5.79 per share or (ii) if the stockholder approval provided for in clause (i) above has not been received or given, an amount of cash equal to the market value on the date of such closing of the number of shares of Common Stock Mr. Ghandour would have received under clause (i) above. In addition, upon the closing of the Stranded Gas Venture before March 21, 2006, or such later date as Syntroleum, in its sole discretion, may designate, Syntroleum shall either (a) subject to stockholder approval in accordance with the Nasdaq National Market, issue to Mr. Ziad Ghandour warrants (the “Venture Warrants”) to purchase a number of shares of Common Stock equal to (A) 1% of the amount of funds committed to the Stranded Gas Venture divided by (B) a value per warrant determined using a Black-Scholes methodology, with such warrants having an exercise price per share of $11.21, and exercisable until the third anniversary of the closing of the Stranded Gas Venture or (b) if the stockholder approval provided for in clause (a) above has not been received or given, pay to Mr. Ziad Ghandour the amount of $400,000. Such payment and issuance shall be made promptly after the meeting of stockholders at which the proposal to approve the issuance of the Shares and the Venture Warrants and Warrants (as defined below) is submitted, as provided for below. In the event that stockholders do grant approval of the issuance of the Shares and Venture Warrants, Syntroleum and Mr. Ziad Ghandour may mutually agree that cash may be paid in lieu of either the Shares or the Venture warrants or both. For the purpose of clarity the following example is given. If the amount of funds committed to the venture is $40,000,000 then 1% of such amount is $400,000, which is divided by $5.79 to give the number of shares to be provided to Mr. Ghandour under clause (i) above, or 69,085 shares; in addition, Mr. Ghandour would receive warrants to purchase the number of shares of Common Stock equivalent 1% of $40,000,000 divided by a value per warrant determined using a Black-Scholes methodology which for purposes of this example is $2.33, or 172,000 shares of Common Stock. In the event that stockholder approval provided for in clause (i) above has not been received or given and the market value of one share of Common Stock on the date of the closing of the Stranded Gas Venture is $10.00 per share, Mr. Ghandour would receive in lieu of the Shares cash in the amount of $690,850; Therefore, in the event that stockholder approval provided for above has not been received or given, in this example Mr. Ghandour would receive in lieu of the Shares and the Venture Warrants cash in the amount of $1,090,850.

In addition, subject to the approval of the stockholders of Syntroleum in accordance with the requirements of the Nasdaq National Market, Syntroleum shall issue to Mr. Ziad Ghandour the following warrants to purchase shares of Common Stock:

1. Warrants to purchase 500,000 shares of Common Stock at an exercise price of $11.21 per share exercisable (a) from the later of (i) the date of such stockholder approval, or (ii) the execution prior to the termination of this Letter Agreement of an agreement with a party approved by Syntroleum with terms that Syntroleum and Mr. Ziad Ghandour mutually agree shall result in the exercisability of such warrants (hereinafter referred to as the “First Agreement”), (b) until three years from the date of execution of the First Agreement.

2. Warrants to purchase 500,000 shares of Common Stock at an exercise price of $11.21 per share exercisable (a) from the later of (i) the date of such stockholder approval or (ii) the execution prior to the termination of this Letter Agreement of an agreement with a second party approved by Syntroleum with terms that Syntroleum and Mr. Ziad Ghandour mutually agree shall result in the exercisability of such warrants (hereinafter referred to as the “Second Agreement”), (b) until three years from the date of execution of the Second Agreement.

Syntroleum and Mr. Ziad Ghandour shall enter into a Warrant Agreement substantially in the form of Exhibit A hereto with respect to the warrants described C. 1 and C.2 above (the “Additional Warrants”) and the Venture Warrants (the Additional Warrants and the Venture Warrants being hereinafter referred to as the “Warrants”) and a Registration Rights Agreement substantially in the form of Exhibit B hereto.

Syntroleum agrees to use its reasonable commercial efforts to submit a proposal to approve the issuance of the Shares and the Warrants to Mr. Ziad Ghandour at the first annual or special meeting of its stockholders following the date of this Amendment, the time and place of such annual or special meeting to be determined by Syntroleum in its sole discretion.

It is understood that Syntroleum will not exercise its right to terminate this Agreement or one of the business projects for the purpose of avoiding payment of cash compensation or issuance of the Shares or the Warrants or causing the Warrants to become exercisable. However, Syntroleum’s determination of whether to enter into any agreement or to agree that any agreement results in the payment of cash compensation or issuance of the Shares or Venture Warrants or the exercisability of any Warrants shall be in Syntroleum’s sole discretion.

In the event that stockholders of Syntroleum have approved the issuance of the Additional Warrants in accordance with the requirements of the Nasdaq National Market and Syntroleum exercises its right to terminate this Letter Agreement on September 30, 2006 by providing written notice of termination to Consultant on or before September 1, 2006 and Consultant is not in breach of this Letter Agreement at the time of the notice of termination, then either (a) if the Additional Warrants provided for in Paragraph C.1 above are not exercisable on September 30, 2006, Syntroleum and Consultant agree that the Additional Warrants provided for in Paragraph C.1. above shall become exercisable on October 1, 2006 or (b) if the Additional Warrants provided for in Paragraph C.1 above are exercisable on September 30, 2006 but the Additional Warrants provided for in Paragraph C.2 are not exercisable on September 30, 2006, Syntroleum and Consultant agree that the Additional Warrants provided for in Paragraph C.2 shall become exercisable on October 1, 2006.

Mr. Ziad Ghandour agrees that he will only identify potential venture participants and will not participate in the negotiation of any agreement with respect to the Standard Gas Venture.

D. Expenses

Syntroleum agrees to reimburse Consultant, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with the services provided under this Letter Agreement; provided that such expenses shall not exceed any limit set from time to time by Syntroleum.

E. Miscellaneous

All information which Consultant presently has or which may come into Consultant’s possession during the engagement relative to the business activities of Syntroleum or its affiliates and subsidiaries (the “Confidential Information”) that is of a secret or confidential nature shall remain the property of Syntroleum. Consultant shall not, during the engagement or thereafter, disclose to others or use for the benefit of others or itself any such information so long as such information is treated as secret or confidential by Syntroleum. For purposes of this Agreement, “Confidential Information” includes both information disclosed to Consultant by Syntroleum, or by a third party authorized by Syntroleum, and information developed by Consultant in the course of providing services to Syntroleum. The types and categories of information which are considered to be Confidential Information include, without limitation: (a) specifications, descriptions, designs, (including chemical composition and formulae) plans, blueprints, and design packages; (b) design, construction and component costs and cost estimates; (c) the existence, terms or conditions of any agreements (including license, joint development and project development agreements) between Syntroleum and any third party; (d) computer programs and models and the ideas, systems and methods contained in such programs; (e) information concerning or resulting from research and development work performed by Syntroleum; (f) information concerning Syntroleum’s management, financial condition, financial operations, purchasing, sales, marketing, licensing, or joint development activities and business plans; (g) information acquired or compiled by Syntroleum concerning actual or potential customers, licensees and joint development partners; and (h) all other types and categories of information (in whatever form) marked “Confidential” or that Consultant knows or has reason to know that Syntroleum intends or expects secrecy to be maintained and that Syntroleum has made reasonable efforts to maintain its secrecy.

Consultant represents and warrants that it is in compliance with all applicable federal, state, local laws, rules and regulations, including ethics rules governing conflicts of interest. In particular, Consultant acknowledges that it and Syntroleum are subject to the Foreign Corrupt Practices Act (“FCPA”). In performing its obligations hereunder, Consultant and its owners, employees and agents will conduct no activities which might cause Syntroleum, or any of its affiliates, owners, agents, or employees to be in violation, directly or indirectly, of the FCPA; the violation of this provision shall give Syntroleum the right to cancel this agreement. Consultant further represents and warrants that it is qualified under all applicable laws, rules and regulations to perform the services rendered or to be rendered under this agreement.

Syntroleum shall not be liable or responsible to any third party for any of Consultant’s acts under this agreement, or for the actions of any of Consultant’s employees or agents in the performance of such acts. Consultant agrees to and does hereby indemnify Syntroleum, its directors, employees and officers, from and against those claims, causes of action, liabilities, costs or expenses, including reasonable attorneys’ fees finally awarded, attributable to bodily injury, death or property damage, which Syntroleum may incur or which may be asserted against Syntroleum as a direct or indirect result of Consultant’s activities during the performance of this agreement. Consultant shall not be liable or responsible to any third party for any of Syntroleum’s acts, under this agreement, or for the actions of Syntroleum’s employees or agents in the performance of such acts. Syntroleum agrees to and does hereby indemnify Consultant, its directors, employees and officers, from and against those claims, causes of action, liabilities, costs or expenses, including reasonable attorneys’ fees finally awarded, attributable to bodily injury, death or property damage, which Consultant may incur or which may be asserted against Consultant as a direct or indirect result of Syntroleum’s activities during the performance of this agreement.

Mr. Ziad Ghandour acknowledges that the Shares, the Warrants and the shares of Common Stock issuable upon exercise of such Warrants (collectively, the “Securities”) are restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”). He agrees that he has not and will not make any offer, sale or other transfer of the Securities by any means which would not comply with applicable law or this agreement or which would otherwise impose upon Syntroleum any obligation to satisfy any public filing or registration requirement. He further agrees that he will not offer, sell or transfer the Securities unless:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition (the “Registration Statement”) and such disposition is made in accordance with the Registration Statement; or

(b) he shall have notified Syntroleum of the proposed disposition and shall have furnished Syntroleum with a statement of the circumstances surrounding the proposed disposition, and, if requested by Syntroleum, he shall have furnished Syntroleum with an opinion of counsel, reasonably satisfactory to Syntroleum that such disposition is exempt from registration of such Securities under the Securities Act or any applicable state, foreign or other securities laws.

Mr. Ziad Ghandour acknowledges that Syntroleum is under no obligation to aid him in obtaining any exemption from registration requirements in connection with a proposed disposition. He understands and agrees that any disposition of the Securities in violation of this Amendment shall be null and void, and that no transfer of the Securities shall be made by Syntroleum or the transfer agent for the Common Stock upon Syntroleum’s stock transfer books or records unless and until there has been compliance with the terms of this Amendment, the Securities Act, any applicable state and foreign securities law and any other laws. He agrees that he will not transfer the Securities, other than pursuant to a Registration Statement or in a transaction that complies with Rule 144, unless the transferee agrees to be bound by the restrictions on transfer contained herein.

Each certificate representing (i) the Securities and (ii) any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SYNTROLEUM RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.

Mr. Ziad Ghandour consents to Syntroleum making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Amendment.

Mr. Ziad Ghandour represents and warrants to Syntroleum as follows:

(a) Experience; Accredited Investor. He is a sophisticated investor and has experience in evaluating and investing in private placement transactions of securities in companies similar to Syntroleum so that he is capable of evaluating the merits and risks of his investment in Syntroleum and has the capacity to protect his own interests. Further, he recognizes that an investment in Syntroleum is highly speculative and involves significant risks (including those identified in the Syntroleum’s filings with the Securities and Exchange Commission) including a complete loss of such investment. In addition, he is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has accurately completed the questionnaire attached hereto as Exhibit C. He (i) has no need for liquidity in the investment in the Securities, (ii) is able to bear the substantial economic risk of an investment in the Securities for an indefinite period and (iii) could afford the complete loss of his investment in the Securities.

(b) Investment. He is acquiring the Securities for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. He has not offered or sold any portion of the Securities to be acquired by him and has no present intention of reselling or otherwise disposing of any portion of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance. He understands that the Securities to be purchased have not been registered under the Securities Act or qualified under applicable blue sky or other state securities laws by reason of specific exemptions from the registration provisions of the Securities Act and the qualification provisions of applicable blue sky and other state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of his representations as expressed herein. He understands that no Federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Securities. He acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. He is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. In acquiring the Securities, he is acting on his own behalf and is not acting together with any other person or entity for the purpose of acquiring, holding, voting or disposing of the Securities within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended. Unless he has otherwise notified Syntroleum in writing, he is not a broker or dealer of securities, nor is he the beneficial owner of 5% or more of the outstanding shares of Common Stock. He has not prior to the date hereof directly or indirectly, through related parties, affiliates or otherwise (a) sold “short” or “short against the box” (as those terms are generally understood) any equity security of Syntroleum; or (b) otherwise engaged in any transaction which involves hedging of its position in, or reducing of its economic exposure to, the securities of Syntroleum.

(c) Access to Data. He has read carefully and understands this agreement and has consulted with his own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for him. He has received a copy of the Syntroleum’s filings with the Securities and Exchange Commission since January 1, 2004. He has had an opportunity to discuss Syntroleum’s business, management and financial affairs with its management and has had the opportunity to review Syntroleum’s facilities. He also has had opportunity to ask questions of officers of Syntroleum.

This agreement is intended for the sole and exclusive benefit of Syntroleum, Consultant and Mr. Ghandour. The Parties may amend this agreement in the future pursuant to a written amendment executed by both Parties. The Parties agree to execute such ancillary documents as are necessary to effectuate the purposes of this agreement.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

Except as amended by this Amendment, the Letter Agreement shall remain in full force and effect.

This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by facsimile transmission shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

If the above is consistent with our understanding of the agreement between Syntroleum, Consultant and Mr. Ghandour, please sign below and return to the undersigned.

This Amendment is executed as of March 21, 2005.

TI CAPITAL MANAGEMENT 9200 Sunset Blvd – Penthouse 2 Los Angeles, CA 90069		SYNTROLEUM CORPORATION 4322 South 49th West Avenue Tulsa, OK 74107

By:	/s/ Ziad Ghandour	By:	/s/ John B. Holmes, Jr.
	Ziad Ghandour Individually and as Principal of TI Capital Management		John B. Holmes, Jr. President and CEO

Date: March 24, 2005	Date: March 24, 2005

EXHIBIT A

WARRANT AGREEMENT

FORM OF

WARRANT AGREEMENT

WARRANT AGREEMENT (“Agreement”), dated as of                      , 2005 (the “Effective Date”) by Syntroleum Corporation, a Delaware corporation (together with any successor thereto, the “Company”), and Mr. Ziad Ghandour (the “Warrantholder”).

WHEREAS, the Company has entered into Amendment No. 4 dated March 21, 2005 (the “Amendment”) to a Letter Agreement dated October 3, 2003 with TI Capital Management (“Consultant”), as amended by the Letter Agreements dated October 15, 2003, February 2, 2004 and October 24, 2004, relating to the issuance to the Warrantholder of warrants (the “Warrants”) to purchase                      shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms therein, and the certificates evidencing the Warrants being hereinafter referred to as “Warrant Certificates”; and

WHEREAS, the Company and the Warrantholder desire to enter into this Agreement in order to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, canceled, replaced and exercised;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

TRANSFERABILITY AND FORM OF WARRANTS

Section 1.01 Registration. The Warrant Certificates shall be numbered and shall be registered on the books of the Company when issued.

Section 1.02 Limitations on Transfer. The Warrants and the Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement. The Warrantholder will cause any proposed purchaser, assignee, transferee or pledgee of the Warrants or the Shares, except for transferees in dispositions of Shares that are pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or dispositions of Shares pursuant to Rule 144 under the Act, to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. The Warrants may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term “Warrantholder” shall include any transferee or transferees of the Shares that are required to be bound by the terms hereof, and the term “Warrants” shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange or substitution pursuant to this Agreement. The Warrantholder by his receipt of a Warrant certificate, agrees to be bound by and comply with the terms of this Agreement. The Warrantholder represents and agrees that the Warrant (and Shares if the Warrant is exercised) is purchased only for investment, for the Warrantholder’s own account, and without any present intention to sell, or with a view to distribution of, the Warrant or Shares.

Section 1.03 Form of Warrants. The text of the Warrants and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant Certificate shall be executed on behalf of the Company by its Chief Executive Officer, President or by a Vice President, attested to by its Secretary or an Assistant Secretary. A Warrant Certificate bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

The Warrant Certificates shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange or substitution.

Section 1.04 Legend on Warrants. Each Warrant Certificate shall bear the following legend:

(a)	“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SYNTROLEUM RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.”; and

(b)	any legend required by applicable state securities law.

Any Warrant Certificate issued at any time in exchange or substitution for any Warrant Certificate bearing such legends (except, in the case of the Shares, a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act or upon completion of a sale under Rule 144 under the Act of the securities represented thereby) shall also bear the above legend or similar legend unless, in the opinion of the Company’s counsel, the securities represented thereby need no longer be subject to such restrictions. The Warrantholder consents to the Company making a notation on its records and giving instructions to any registrar or transfer agent of the Warrants and the Common Stock in order to implement the restrictions on transfer established in this Agreement.

Section 1.05 Exchange of Warrant Certificate. Any Warrant Certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled the Warrantholder to purchase. If the Warrantholder desires to exchange a Warrant Certificate, he shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the Warrant Certificate to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant Certificate as so requested.

ARTICLE II

DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE

Section 2.01 Issuance and Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York City, New York time, on                      (the “Expiration Date”). Each Warrant may be exercised on any Business Day (as defined below) on or after the Exercisability Date (as defined below) and on or prior to the Expiration Date.

Any Warrant not exercised on or prior to the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

“Business Day” shall mean any day on which (i) banks in New York City, New York are open for business, (ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading is open for business and (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

Section 2.02 Exercise, Exercise Price, Settlement and Delivery.

(a) Subject to the provisions of this Agreement, a holder of each Warrant shall have the right to purchase from the Company on or after                      (the “Exercisability Date”) and on or prior to the Expiration Date, one fully paid, registered and non-assessable Share, at a purchase price of $11.21 for each share purchased upon the exercise of the Warrants (the “Exercise Price”), in each case subject to adjustment in accordance with Article V hereof.

(b) Warrants may be exercised on or after the Exercisability Date by (i) surrendering at the principal office of the Company Warrants with the form of election to purchase Shares set forth on the reverse side of the Warrant Certificate (the “Election to Exercise”) duly completed and signed by the Warrantholder or by the duly appointed legal representative thereof or by a duly authorized attorney, and (ii) paying in full the Exercise Price for each such Warrant exercised. Each Warrant may be exercised only in whole.

(c) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be made in cash or by certified or official bank check to be delivered to the office or agency where the Warrant Certificate is being surrendered. No payment or adjustment shall be made on account of any dividends on the Shares issued upon exercise of a Warrant.

(d) The “Exercise Date” for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.02 are received by the Company at or prior to 2:00 p.m., New York City, New York time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 2:00 p.m., New York City, New York time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date (as defined in Section 2.01) relating to such Warrants, if all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Company at or prior to 5:00 p.m., New York City, New York time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on such Expiration Date. If all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Company after 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will not be effective and shall be void.

(e) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the Warrantholder, a certificate or certificates evidencing the Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the Warrantholder, a new Warrant Certificate evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

Section 2.03 Cancellation of Warrant Certificates. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Company, and if so delivered, shall be canceled by it and retired. The Company shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise.

ARTICLE III

OTHER PROVISIONS RELATING TO

RIGHTS OF HOLDERS OF WARRANTS

Section 3.01 Enforcement of Rights.

(a) Notwithstanding any of the provisions of this Agreement, the Warrantholder, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

(b) Neither the Warrants nor any Warrant Certificate shall entitle the Warrantholder to any of the rights of a holder of Shares, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company’s affairs or any other matter, or any rights whatsoever as stockholders of the Company.

ARTICLE IV

CERTAIN COVENANTS OF THE COMPANY

Section 4.01 Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Shares upon the exercise of Warrants or to the separation of the Warrants and Shares; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Shares in a name other than the Warrantholder. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

Section 4.02 Issuance and Reservation of Shares. The Company shall take all actions necessary to ensure that the shares of Common Stock issuable upon exercise of the Warrants shall be duly authorized and, when issued upon exercise or exchange of any Warrant in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, charges and security interests and free and clear of all preemptive or similar rights. There has been reserved and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. On or before taking any action that would cause an adjustment pursuant to the terms of the Warrants resulting in an increase in the number of shares of Common Stock deliverable upon such conversion or exercise above the number thereof previously authorized, reserved and available therefore, the Company shall take all such action so required for compliance with this Section.

ARTICLE V

ADJUSTMENTS

Section 5.01 Adjustment of Exercise Price and Number of Shares Issuable. The number and kind of Shares purchasable upon the exercise of Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a) Stock Splits, Combinations, etc. In case the Company after the date hereof shall (A) make or pay a dividend or make a distribution in shares of Common Stock on its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of Shares purchasable upon exercise of the Warrants immediately prior to such action shall be adjusted so that the Warrantholder upon exercise of the Warrants shall be entitled to receive the number of shares of Common Stock which he would have owned or would have been entitled to receive immediately following such action had the Warrants been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective on the day immediately after the record date, except as provided in Section 5.03 below, in the case of a dividend or distribution and shall become effective on the day immediately after the effective date in the case of a subdivision or combination or reclassification. Whenever the number of Shares purchasable upon the exercise of a Warrant is adjusted as provided in this paragraph (a), the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

(b) In case the Company or any subsidiary of the Company after the date hereof shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness, cash or securities (excluding any distributions referred to in paragraph (a) and any dividend or distribution paid in cash out of earned surplus of the Company) then in each such case the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the then Current Market Value per share of the Common Stock (determined as provided in paragraph (c) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, cash or securities so distributed applicable to one share of Common Stock, and of which the denominator shall be such Current Market Value per share of the Common Stock. Such adjustment shall, except as provided in Section 5.03, become effective on the day immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c) For this Agreement, the Current Market Value per share of Common Stock on any date shall be deemed to be the average of the Market Value of the Common Stock for the 10 trading days before, and ending not later than, the earlier of the date in question and the date before the “‘ex’ date”, with respect to the issuance or distribution requiring such computation. For purposes of this paragraph (c), the term “‘ex’ date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the Nasdaq Stock Market (“Nasdaq”) (or, if not listed or admitted to trading thereon, then on the principal national securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading and if not listed or admitted to trading on any national securities exchange or automated quotation system, as determined in good faith by the Company’s Board of Directors) without the right to receive such issuance or distribution. “Market Value” on any trading day shall mean (i) in the case of a security traded on the over-the-counter market and not on Nasdaq nor on any national securities exchange, the per share last sale price of the Common Stock on such trading day as reported by Nasdaq or an equivalent generally accepted reporting service; (ii) in the case of a security traded on Nasdaq or on a national securities exchange, the per share last sale price of the Common Stock on such trading day on Nasdaq or on the principal stock exchange on which it is listed, as the case may be or (iii) if neither clause (i) or (ii) above is applicable, then the fair value thereof as determined in good faith by the Company’s Board of Directors. For purposes of clause (i) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported in the “pink sheets” published by National Quotation Bureau, Incorporated. The last sale price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on Nasdaq or on the national securities exchange on which the Common Stock is then listed.

(d) Reclassification, Combinations, Mergers, etc. In case of any reclassification or change of outstanding shares of Common Stock (other than as set forth in Section 5.01(a) above and other than a change in par value, or from par value to no par value, or from no par value to par value, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination)) or in case of any sale or conveyance to another corporation of all or substantially all of the assets of the Company (computed on a consolidated basis), then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the holder of such Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an affiliate of the surviving or transferee corporation, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (d) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

In case of any such reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article V. The foregoing provisions of this Section 5.01(d) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

If, as a result of an adjustment made pursuant to this paragraph, the Warrantholder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

(e) Statement of Warrants. Irrespective of any adjustment in the number or kind of Shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued shall continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

(f) Expiration of Rights, Warrants or Options. Upon the expiration of any Options or Convertible Securities, to the extent the Warrants shall not have been exercised, the Exercise Price shall be adjusted to such amount as would have been received by a Warrant holder had the adjustment in such Exercise Price made upon the distribution of such Options or Convertible Securities been made upon the basis of the distribution of only such number of Options or Convertible Securities as were actually exercised or converted.

(g) No Nominal Adjustment. No adjustment in the number of Shares purchasable pursuant to the Warrants or in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the number of Shares then purchasable upon exercise of the Warrants or in the Exercise Price; provided, however, that any adjustments which by reason of this subsection (k) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

Section 5.02 Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the Warrantholder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall direct the transfer agent for the Common Stock to pay an amount in cash calculated to equal the then Current Market Value per share (determined pursuant to Section 5.01(c)) multiplied by such fraction computed to the nearest whole cent. The Warrantholder, by his acceptance of the Warrant Certificates, expressly waives any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

Section 5.03 When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

Section 5.04 Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Article V, such determination may be challenged in good faith by the Warrantholder, and any dispute shall be resolved by an investment banking firm of national standing selected by the Company. The fee of such investment banking firm shall be paid by the Company, unless such fair market value as determined by the investment banking firm is more than 95% of the fair market value determined by the Board of Directors of the Company, in which case the Warrantholder shall be liable for such fee.

Section 5.05 Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof and a repurchase thereof and designation of such shares as treasury stock shall be deemed to be a redemption thereof for the purposes of this Agreement.

Section 5.06 Notices to the Warrantholder. In connection with any adjustment pursuant to this Article V, the Company shall (i) promptly after such adjustment, cause to be filed with records of the Company a certificate of an officer of the Company setting forth the number of shares (or portion thereof) issuable after such adjustment, upon exercise of a Warrant and the Exercise Price after such adjustment, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) promptly after such adjustment cause to be given to the Warrantholder at his address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid.

The Company shall, in addition, promptly notify the Warrantholder of any determination of its Board of Directors that any actions affecting its Common Stock will not require an adjustment to the number of Shares for which a Warrant is exercisable, and shall specify in such notice the reasons for such determination. In the event that the Warrantholder shall challenge any of the calculations set forth in such notice within 20 days after the Company’s delivery thereof, the Company shall retain a firm of independent certified public accountants or law firm of national standing selected by the Company to prepare and execute a certificate verifying that no adjustment is required. The Company shall promptly cause a signed copy of any certificate prepared pursuant to this Section 5.06 to be delivered to the Warrantholder at his address appearing in the Warrant Register. The Company shall keep at its office or agency designated pursuant to Section 1.10 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours upon reasonable notice by the Warrantholder or any prospective purchaser of a Warrant designated by the Warrantholder.

Section 5.07 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each Share below the then par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

ARTICLE VI

SECURITIES LAWS; RESTRICTIONS ON

TRANSFER OF SHARES; REGISTRATION RIGHTS

Section 6.01 Securities Laws. The Warrantholder agrees that the Warrants and the related Shares (each of the Warrants and the Shares being referred to herein as a “Security” and together, “Securities”) are being acquired for investment and that the Warrantholder will not purchase, offer, sell or otherwise dispose of any of the Securities except under circumstances which will not result in a violation of the Act. In order to exercise this Warrant, the Warrantholder must be able to confirm and shall confirm in writing, by executing a certificate to be supplied by the Company, all of the representations and other covenants contained in this Agreement, including that the Securities so purchased are being acquired for investment and not with a view toward distribution or resale. The Shares (unless registered under the Act) shall be stamped or imprinted with, in addition to any other appropriate or required legend, a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SYNTROLEUM RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.”

Section 6.02 Warrantholder Representations. In addition, the Warrantholder specifically represents to the Company both at the time of initial purchase of the Warrants and at those future times as specified herein:

(a) The Warrantholder has experience in analyzing and investing in companies like the Company and is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests. The Warrantholder is an “Accredited Investor” as that term is defined in Rule 501(a) promulgated under the Act. The Warrantholder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Securities. The Warrantholder is acquiring the Securities for its own account for investment purposes only not as a nominee or agent and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Act. The Warrantholder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Warrantholder acknowledges the Company’s obligation to file a registration statement with respect to the Shares as set forth in the Registration Rights Agreement dated as of the date hereof by and among the Company and the Warrantholders (the “Registration Rights Agreement”), the effectiveness of which registration statement may be required for the resale of the Shares. The Warrantholder has not offered or sold any portion of the Securities to be acquired by such Warrantholder and has no present intention of reselling or otherwise disposing of any portion of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance, and in particular the Warrantholder has no current intention to resell the Shares under such registration statement nor would it have such intention if such registration statement were effective as of the date of purchase. The Warrantholder understands that investment in the Securities is subject to a high degree of risk. The Warrantholder can bear the economic risk of its investment, including the full loss of its investment, and by reason of its business or financial experience or the business or financial experience of its professional advisors has the capacity to evaluate the merits and risks of its investment and protect its own interest in connection with the purchase of the Securities. If other than an individual, the Warrantholder also represents it has not been organized for the purpose of acquiring the Securities.

(b) The Warrantholder understands that the Securities have not been and except as provided in the Registration Rights Agreement with respect to the Shares will not be registered under the Act or any applicable State securities law in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Warrantholder’s investment intent and the accuracy of the Warrantholder’s representations as expressed herein and the Warrantholder will furnish the Company with such additional information as is reasonably requested by the Company in connection with such exemption.

(c) The Warrantholder further understands that the Securities must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available. Moreover, the Warrantholder understands that the Company is under no obligation to and does not expect to register the Securities except as provided for in the Registration Rights Agreement with respect to the Shares.

(d) The Warrantholder is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an Affiliate of such issuer), in a nonpublic offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the Securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(e) The Warrantholder further understands that it may not transfer the Warrants and that at the time it wishes to sell the Securities, it is possible that there will be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Warrantholder may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

(f) The Warrantholder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act or compliance with registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such actions do so at their own risk.

(g) To the Warrantholder’s knowledge, the Company has made available copies of the Company’s reports filed under the Exchange Act since the beginning of the Company’s current fiscal year. The Warrantholder has had a reasonable opportunity to ask questions relating to and otherwise discuss the Company’s business, management and financial affairs with the Company’s management, customers and other parties, and the Warrantholder has received satisfactory responses to the Warrantholder’s inquiries. The Warrantholder has relied solely on its own independent investigation before deciding to enter into the purchase of the Warrants contemplated hereby. Unless the Warrantholder has otherwise notified the Company in writing, the Warrantholder is not, and has not been within the ninety (90) days prior to the closing date of the purchase of the Securities, a broker or dealer of securities. Unless the Warrantholder has otherwise notified the Company in writing, the Warrantholder is not an employee, officer or director of the Company nor prior to the consummation of the actions contemplated hereby, is the Warrantholder the beneficial owner of 5% or more of the Common Stock of the Company.

Section 6.03 Transfer Restrictions. With respect to any offer, sale or other disposition of any Securities that is not registered under the Act, the Warrantholder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Warrantholder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Securities and indicating whether or not under the Act, certificates for the Securities in question to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Such opinion must be satisfactory to the Company in its reasonable judgment and shall state that it may be relied upon by counsel to the Company, and any stock exchange or transfer agent. Promptly upon receiving such written notice and satisfactory opinion, if so requested, the Company shall notify the Warrantholder that the Warrantholder may sell or otherwise dispose of such Securities all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection (c) that the opinion of counsel for the Warrantholder is not satisfactory to the Company, the Company shall so notify the Warrantholder promptly after such determination has been made and shall specify in detail the legal analysis supporting any such conclusion. Each certificate representing the Securities thus transferred (except a transfer registered under the Act or a transfer of Shares pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Warrantholder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

Section 6.04 Transferee Obligations. Prior to any transfer of the Securities (except a transfer registered under the Act or a transfer of Shares pursuant to Rule 144), the proposed transferee shall agree in writing with the Company to be bound by the terms of this Agreement (whether or not the Warrant has been exercised or otherwise outstanding) as if an original signatory hereto and the proposed transferee must be able to and must make representations as set forth in this Article VI.

Section 6.05 Definitions. As used in this Article VI, “Affiliate” shall mean, with respect to any person, any other person controlling, controlled by or under direct or indirect common control with such person (for the purposes of this definition “control,” when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

ARTICLE VII

MISCELLANEOUS

Section 7.01 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the then current Warrantholders having the right to acquire by virtue of holding the Warrants at least 50% of the Shares which are then issuable upon exercise of the then outstanding Warrants.

Section 7.02 Addresses for Notices to Parties and for Transmission of Documents. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by telex or telecopy, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

To the Company:	Syntroleum Corporation
4322 South 49th West Avenue
Tulsa, Oklahoma 74107
Attention: Chief Executive Officer

To Mr. Ziad Ghandour:	TI Capital Management
9200 Sunset Boulevard
Penthouse 2
Los Angeles, California 90069

or at any other address of which either of the foregoing shall have notified the other in writing.

Section 7.03 APPLICABLE LAW. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 7.04 Obtaining of Governmental Approvals. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws, and the rules and regulations of all stock exchanges on which the Warrants are listed which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the shares issued upon exercise of the Warrants.

Section 7.05 Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Warrantholder any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrantholder and their successors.

Section 7.06 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 7.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

Section 7.08 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SYNTROLEUM CORPORATION

By:
Name:
Title:

WARRANTHOLDER

Mr. Ziad Ghandour

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

[FACE]

THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SYNTROLEUM RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.

Warrant Certificate No.

WARRANT CERTIFICATE

SYNTROLEUM CORPORATION

This Warrant Certificate certifies that [            ] (the “Warrantholder”), or registered assigns, is the registered holder of [            ] Warrants (the “Warrants”) to purchase shares of Common Stock, par value $.01 per share (the “Common Stock”), of Syntroleum Corporation a Delaware corporation (the “Company”). Each Warrant entitles the holder to purchase from the Company at any time on or after                      until 5:00 p.m., New York City, New York time, on                      (the “Expiration Date”),                      fully paid and non-assessable shares of Common Stock (a “Share”, or, if adjusted, the “Shares”, which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the exercise price (the “Exercise Price”) of $11.21 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at the principal office of the Company, subject to the conditions set forth herein and in the Warrant Agreement.

The Exercise Price shall be payable by cash, certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. The number of Shares issuable upon exercise of the Warrants (“Exercise Rate”) is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Any Warrants not exercised on or prior to 5:00 p.m., New York City, New York time, on                      shall thereafter be void.

Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used in this Warrant Certificate but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated:	SYNTROLEUM CORPORATION

By:
Name:
Title:

[Seal]

Attest:

By:
Name:
Title:

[FORM OF WARRANT CERTIFICATE]

[REVERSE]

SYNTROLEUM CORPORATION

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, each of which represents the right to purchase at any time on or after                     , until 5:00 p.m., New York City, New York time, on                     ,              shares of Common Stock of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of                      , 2005 (the “Warrant Agreement”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Warrantholder. Warrants may be exercised by (1) surrendering at the principal office of the Company this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

If all of the items referred to in the last sentence of the preceding paragraph are received by the Company at or prior to 2:00 p.m., New York City, New York time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 p.m., New York City, New York time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the last sentence of the preceding paragraph are received by the Company at or prior to 5:00 p.m., New York City, New York time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

Subject to the terms of the Warrant Agreement, as soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the Warrantholder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate, a certificate or certificates evidencing the Share. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute Share certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the Warrantholder at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share as determined in accordance with the Warrant Agreement.

Warrant Certificates, when surrendered at the principal office of the Company by the Warrantholder in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The term “Business Day” shall mean any day on which (i) banks in New York City, New York are open for business, (ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading is open for business and (iii) the principal national securities exchange or market on which the Warrants are listed or admitted to trading are open for business.

(FORM OF ELECTION TO EXERCISE)

(To be executed upon exercise of Warrants on the Exercise Date)

The undersigned hereby irrevocably elects to exercise              of the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and herewith tenders payment for such Shares in the amount of $                     in cash or by certified or official bank check, in accordance with the terms hereof The undersigned requests that a certificate representing such Shares be registered in the name of                                                   whose address is                                                   and that such certificate be delivered to                                                   whose address is                                                  . Any cash payments to be paid in lieu of a fractional Share should be made to                                                   whose address is                                                   and the check representing payment thereof should be delivered to                                                   whose address is                                         .

Dated:

Name of holder of Warrant Certificate:
(Please Print)

Tax Identification or Social Security Number:
Address:

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Dated:

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

FORM OF

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is entered into effective as of                          , 2005 by and among Syntroleum Corporation, a Delaware corporation (the “Company”), and Mr. Ziad Ghandour (“Mr. Ghandour”), principal of TI Capital Management (the “Consultant”).

RECITALS

WHEREAS, the Company and the Consultant are parties to an amendment (the “Amendment”) dated as of March 21, 2005 to that certain letter agreement, dated as of October 3, 2003, as amended (the “Letter Agreement”), relating to certain consulting services to be rendered by the Consultant to the Company with respect to business development related to the Company’s gas-to-liquids process and the issuance to Mr. Ghandour of (1) a number of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), equal to (A) 1% of the amount of funds committed to a venture to provide at least $40,000,000 from venture participants to secure rights to stranded gas fields with associated oil and other hydrocarbons (the “Stranded Gas Venture”) divided by (B) $5.79 per share, (2) warrants (the “Venture Warrants”) to purchase a number of shares (the “Venture Warrant Shares”) of the Common Stock equal to (A) 1% of the amount of funds committed to the Stranded Gas Venture divided by (B) a value per warrant determined using a Black-Scholes methodology, and (3) warrants (the “Additional Warrants,” and together with the Venture Warrants, the “Warrants”) to purchase an aggregate of 1,000,000 shares of Common Stock (the “Additional Warrant Shares,” and together with the Venture Warrant Shares, the “Warrant Shares”); and

WHEREAS, the issuance of the Common Stock and the Warrants to Mr. Ghandour is conditioned upon granting the rights set forth herein to the Consultant;

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means Mr. Ghandour, and any Person holding Registrable Securities to whom the rights under Section 2.1 have been transferred in accordance with Section 2.1(h) hereof.

“Indemnitee” has the meaning ascribed to such term in Section 2.1(e).

“Indemnified Party” has the meaning ascribed to such term in Section 2.1(e).

“Indemnifying Party” has the meaning ascribed to such term in Section 2.1(e).

“Person” means any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (A) the Shares, (B) the Warrants, (C) the Warrant Shares and (D) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Shares, the Warrants or the Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they are held by a Holder or a permitted transferee pursuant to Section 2.1(i) and (1) have not been disposed of pursuant to a registration statement declared effective by the SEC or (2) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale. Notwithstanding the foregoing, securities shall cease to constitute Registrable Securities when such Holder may sell under Rule 144 under the Securities Act in a three-month period all Registrable Securities then held by such Holder.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 2.1(a) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses (for a reasonable number of states) and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

“Registration Statement” means a registration statement under the Securities Act filed by the Company with the SEC.

“Registration Period” has the meaning ascribed to such term in Section 2.1(c).

“SEC” means the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts and selling commissions and similar fees applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder and all transfer taxes.

“Shares” means the shares of Common Stock issued to Mr. Ghandour pursuant to the Amendment.

SECTION 2

REGISTRATION RIGHTS

2.1 Registration Rights.

(a) Demand Registration. No later than 60 days following the receipt of written demand requiring registration of the Registrable Securities from Mr. Ghandour to the Company, the Company will file a Registration Statement on Form S-3 (or Form S-8 if the Company in its sole discretion determines that the Registrable Securities are eligible for registration on such Form) with the SEC with respect to the Registrable Securities and will use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the SEC.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to subsection 2.1(a) shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered except to the extent such Selling Expense is specifically attributable to one Holder, in which case it shall be borne by such Holder.

(c) Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. At its expense, the Company will during such time as the Holder holds Registrable Securities:

(i) use its commercially reasonable best efforts to keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, effective until at least the first anniversary of the date of issuance of the Shares or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

(ii) furnish such number of prospectuses and other documents incident thereto as the Holders from time to time may reasonably request;

(iii) use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.1(c), or (B) subject itself to income taxation in any such jurisdiction;

(iv) notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(v) cause all such Registrable Securities to be listed or quoted on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted;

(vi) appoint a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement; and

(vii) use its commercially reasonable best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be so reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities; provided that the Company shall not be obligated to take any action to effect any such state registration, qualification or compliance pursuant to this Section 2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service or is required to qualify in such jurisdiction, as the case may be, and except as may be required by the Securities Act.

The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as “the Registration Period.”

(d) Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to subsection 2.1(a) hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

(e) Indemnification.

(i) To the extent permitted by law, the Company will indemnify each Holder and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement (each an “Indemnitee”), against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnitee for reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in the case of any untrue statement or omission to the extent that such untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Indemnitee and stated to be specifically for use in preparation of such registration statement, prospectus, offering circular or other document; and provided that the Company will not be liable in any such case where the expense, claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities; and, provided, further, that the indemnity with respect to any preliminary prospectus shall not apply to the extent that any such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not sent or given to the Person asserting any such claims, losses, damages or liabilities at or prior to the written confirmation of the sale of the Registrable Securities confirmed to such Person if such current copy of the prospectus would have cured the defect giving rise to such claim, loss, damage or liability.

(ii) To the extent permitted by law, each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, employees, legal counsel and accountants and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any failure by a Holder to comply with the covenants or agreements contained in this Agreement respecting the Registrable Securities and will reimburse the Company, such directors, officers, employees, legal counsel and accountants and such controlling Person for reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that such Holder will only be liable in the case of any untrue statement or omission to the extent that such untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus, offering circular or other document. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

(iii) Each party entitled to indemnification under this subsection 2.1(e) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

(iv) If the indemnification provided for in this subsection 2.1(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Covenants of Holders.

(i) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by subsection 2.1(a) until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(ii) Each Holder severally agrees for a period of 90 days from the effective date of any registration (other than a registration effected solely to implement an employee benefit plan) of securities of the Company for any underwritten offering in which securities of the Company are sold not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or any other stock of the Company held by such Holder, other than any shares of Registrable Securities included in such registration, without the prior written consent of the Company or the underwriters managing such underwritten offering, as the case may be; provided that this obligation is subject to the condition that all executive officers and directors of the Company shall enter into similar agreements.

(iii) Each Holder agrees to suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by subsection 2.1(a) during any period, not to exceed in the aggregate 90 days in any 12-month period, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material, undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable. Any such request by the Company shall be held confidential by the Holder.

(iv) Each Holder agrees to notify the Company, at any time when a prospectus relating to the registration statement contemplated by subsection 2.1(a) is required to be delivered by it under the Securities Act, of the occurrence of any event relating to the Holder which requires the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading relating to the Holder, and each Holder shall promptly make available to the Company the information to enable the Company to prepare any such supplement or amendment. Each Holder also agrees that, upon delivery of any notice by it to the Company of the happening of any event of the kind described in the preceding sentence of this subsection, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until its receipt of the copies of the supplemental or amended prospectus contemplated by this subsection, which the Company shall promptly make available to each Holder and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(v) Each Holder shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.1. Such Holder will promptly keep the Company informed as to all sales of Registrable Securities made under the Registration Statement and assist the Company in updating such information in the Registration Statement and any prospectus supplement relating thereto.

(vi) Each Holder hereby covenants with the Company (1) not to make any sale of the Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (2) if such Shares are to be sold by any method or in any transaction other than on a national securities exchange, in the over-the-counter market, on the Nasdaq, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five business days prior to the date on which the Holder first offers to sell any such Shares.

(vii) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the registration statement described in this Section 2.1 are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such registration statement and (B) the requirement of delivering a current prospectus has been satisfied.

(viii) Each Holder agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the registration statement referred to in this Section 2.1. Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g) Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

(h) Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holder by the Company under subsection 2.1(a) may be assigned in full by a Holder to an Affiliate of such Holder; provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, the Amendment and the Letter Agreement and such transfer is otherwise in compliance with this Agreement, the Amendment and the Letter Agreement. Except as specifically permitted by this Section 2.1(h), the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

SECTION 3

MISCELLANEOUS

3.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law thereof.

3.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and binding substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

3.3 Notices. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient’s normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telex or telecopy (as provided above) addressed (a) if to Mr. Ghandour, at such address as he shall have furnished to the Company in writing or (b) if to the Company, one copy should be sent to its principal executive offices and addressed to the attention of the President, or at such other address as the Company shall have furnished to Mr. Ghandour.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telex or telecopy pursuant to the above, when received.

3.4 Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

3.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

3.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.7 Termination. Except as otherwise provided herein, this Agreement shall terminate on the tenth anniversary of the date hereof.

3.8 Waivers and Amendments. With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities, any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

3.9 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.10 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

3.11 Construction. Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender or the neuter.

3.12 Interpretation. The parties hereto acknowledge and agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

SYNTROLEUM CORPORATION

By:
Name:
Title:

ZIAD GHANDOUR

Ziad Ghandour

EXHIBIT C

INVESTOR QUESTIONNAIRE

Mr. Ziad Ghandour

Mr. Ziad Ghandour represents and warrants that he comes within each category marked below, and that for any category marked, he has truthfully set forth the factual basis or reason he comes within that category. The undersigned agrees to furnish any additional information that Syntroleum deems necessary in order to verify the answers set forth below.

(a)	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with its spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

(b)	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and loses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

(c)	The undersigned is a director or executive officer of Syntroleum.

(d)	The undersigned is a bank; a savings and loan association, insurance company, registered investment company; registered business development company; licensed small business investment (“SBIC”); and employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

(describe entity)

(e)	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

(describe entity)

(f)	The undersigned is a corporation, partnership, or non profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000;

(describe entity)

(g)	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii).

(h)	The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

(describe entity)

THE UNDERSIGNED IS INFORMED OF THE SIGNIFICANCE TO YOU OF THE FOREGOING REPRESENTATIONS, AND THEY ARE MADE WITH THE INTENTION THAT YOU WILL RELY ON THEM.

B.	MANNER IN WHICH TITLE TO BE HELD (check one)

1.	Individual Ownership
2.	Community Property
3.	Joint Tenant with Right of Survivorship (both parties must sign)
4.	Partnership
5.	Tenants in Common
6.	Corporation
7.	Trust
8.	Other

C.	NASD AFFILIATION

If the Purchaser is a member of the NASD or an affiliate or associate (within the meaning of the rules of the NASD) of such a member, so indicate below and describe any applicable affiliation or association. If none, so state.

IN WITNESS WHEREOF, the undersigned has executed the Questionnaire on                     , 2005.

Mr. Ziad Ghandour